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                                   EXHIBIT 21

                          SUBSIDIARIES OF UNION CAMP(1)

                                                 Jurisdiction
                                                      of
Name of Subsidiary                              Incorporation
-------------------                             ------------
ABC Container Corporation..........................Delaware
The Alling & Cory Company..........................New York
Cartonajes Union, S.A.................................Spain
Escort City Enterprises Ltd.........................England
     Union Camp Chemicals Limited...................England
Fleetwood Container & Display, Inc...............California
Forest Land Investments, Inc.......................Delaware
Phoenix Display and Packaging Corp...............New Jersey
Puerto Rico Container Company, Inc.................Delaware
Transtates Properties Incorporated.................Delaware

     The Branigar Organization, Inc................Illinois
          Branigar Credit Corporation..............Illinois
U.C. Realty Corporation............................Delaware
Union Camp Business Development Corporation........Delaware
Union Camp Foreign Sales Corporation...............Barbados
Union Camp Holding B.V......................The Netherlands







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Union Camp Holdings Chile S.A.........................Chile
     Union Camp Chile S.A.............................Chile
Union Camp Holdings Limited.............Republic of Ireland
     Union Camp Ireland Limited.........Republic of Ireland
     Puntapel S.A.................................Argentina
Union Camp Hong Kong Limited......................Hong Kong
Union Camp International Sales Corporation.........Delaware
Union Camp Patent Holding, Inc.....................Delaware
     Bush Boake Allen Inc..........................Virginia
          A. Boake Roberts & Company (Holding) Ltd..England
          Bush Boake Allen Limited..................England
Union Camp Technology, Inc.........................Virginia
Union Camp Trading S.A............................Argentina


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1 The names of other subsidiaries have been omitted, since such unnamed subsidiaries in the aggregate would not constitute a significant subsidiary.